U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 2, 2014

KALEX CORP.
(Exact Name of Company as Specified in its Charter)

Delaware	0-52177	13-3305161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 East 33rd Street, Suite 15M, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (212) 686-7171

____________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGE IN REGISRANT’S CERTIFYING ACCOUNTANT.

(a) Previous independent registered public accounting firm.

As previously reported on its Form 8-K filed on March 3, 2014, Kalex Corp. (“Company”) received notice from the U.S. Securities and Exchange Commission (“SEC”) informing the Company that effective February 13, 2014 the Public Company Accounting Oversight Board (the "PCAOB") revoked the registration of our independent auditor Labrozzi & Co., P.A.. As a result of the revocation, the Company can no longer include the audit reports of Labrozzi & Co., P.A in the Company's filings with the SEC. In addition, as a result of the foregoing, the Company is required to have its financial statements for the fiscal year ended June 30, 2012 re-audited by a firm that is registered with the PCAOB. As a result of the foregoing the Company, with the approval of its board of directors dismissed Labrozzi & Co., PA.

Other than an explanatory paragraph included in Labrozzi & Co., PA audit reports for the Company's fiscal years ended June 30, 2012 and 2011 relating to the uncertainty of the Company's ability to continue as a going concern, the audit reports of Labrozzi & Co., PA on the Company's financial statements for the last two fiscal years ended June 30, 2011 and 2012, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended June 30, 2012 and 2011 and through February 13, 2014, there were no disagreements with Labrozzi & Co., PA on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Labrozzi & Co., PA’s satisfaction, would have caused them to make references to the subject matter in connection with their reports of the Company's consolidated financial statements for such years.  In addition, the Company believes there were no other reportable events as defined in Item 304 of Regulation S-K.

The Company provided Labrozzi & Co., PA with a copy of the foregoing statements and requested that Labrozzi & Co., PA provide it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. To date, we have not received such letter.

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(b) New independent registered public accounting firm.

On September 2, 2014 the Company retained Q Accountancy Corporation (“Q Accountancy”) as our independent registered public accounting firm.  The decision to engage Q Accountancy was recommended and approved by the Company’s Board of Directors.  Q Accountancy has been retained to re-audit the Company’s financial statements for the fiscal year ended June 30, 2012 as well as audit the Company’s financial statements for the fiscal years ended June 30, 2013 and 2014.  During fiscal years 2012, 2013, 2014 and the subsequent interim period, neither the Company nor anyone on the Company’s behalf engaged Q Accountancy regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 9, 2015. the Company’s sole board member, Arnold F. Sock, appointed J. Scott Tassan as the chief financial officer (principal financial and accounting officer) of the Company. Mr. Tassan, age 37, has served as the chief financial officer of AURI, Inc., a public company trading on the OTC Markets Group, from 2014 to the present.  From 2013 to the present, he has also served as chief financial officer of PBS Holding, Inc., a public company trading on the OTC Markets Group.  For the period of 2003 to 2013, Mr. Tassan was the corporate treasurer and executive producer of TNT Media Productions, Ltd..  He received his Bachelor of Science degree in Business Administration from the University of Texas at Dallas.  Mr. Tassan’s experience as the financial officer of several companies in the past led to the conclusion that he should serve as the chief financial officer of the Company in light of the Company’s business and structure.

The is no arrangement or understanding between Mr. Tassan and any other person(s) pursuant to which he was or is to be selected as an officer.  There is no family relationship between Mr. Tassan and the director of the Company. There are no related party transactions between Mr. Tassan and the Company as discussed in Item 404(a) of Regulation S-K.

ITEM 8.01.  OTHER EVENTS.

The Company intends to bring all of its filings with the Securities and Exchange Commission current within approximately 90 days from the date of this Form 8-K.  The Company also is in the process of negotiating an acquisition by the company of all the common stock of LCP, Inc., thereby making it a wholly owned subsidiary of the Company.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Kalex Corp.

Dated: May 4, 2015	By:	/s/ Arnold F. Sock
Arnold F. Sock
President

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